Exhibit 99.1

TransAtlantic Petroleum Ltd.

Announces Appointment of Malone Mitchell as CEO, Provides

Financing Update and Schedules Conference Call

FOR IMMEDIATE RELEASE

Hamilton, Bermuda (May 6, 2011) – TransAtlantic Petroleum Ltd. (TSX: TNP)(NYSE-AMEX: TAT) announced today that the Company’s board of directors has appointed its chairman, N. Malone Mitchell, 3rd, to serve as the Company’s chief executive officer effective today. Matthew McCann tendered his resignation as chief executive officer, but will remain employed with the Company in an advisory capacity until a date to be mutually determined. Mr. McCann remains on the Company’s board of directors.

“Matt has done a tremendous job over the past several years and has been instrumental to TransAtlantic’s growth. He has been a trusted advisor to me, and I expect he will continue to help us build TransAtlantic into a premier international oil and gas company,” said Mr. Mitchell.

Financing Update

Mr. Mitchell and the Company have agreed in principle to extend the maturity date of the Company’s $73.0 million short-term credit agreement with Dalea Partners, LP, an affiliate of Mr. Mitchell, from June 28, 2011 to December 31, 2011. In consideration for extending the maturity date, the Company agreed to pay interest at a rate equal to the interest rate payable under the Company’s expected amended and restated senior secured credit facility, which is anticipated to be LIBOR plus 5.5%. The Company anticipates that the amendment of the Dalea credit agreement, which is subject to the negotiation and execution of definitive documentation, will give it more flexibility in exploring options to repay or refinance this debt prior to maturity.

In addition, the Company’s board of directors formed a special committee, comprised of four independent directors, to explore strategic alternatives relating to the Company’s oilfield services business.

Form 10-Q for the Quarter Ended March 31, 2011

The Company also announced today that, due to the delay encountered in filing its Annual Report on Form 10-K for the year ended December 31, 2010, it does not expect to be able to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and would likely file an extension on Form 12b-25.

Conference Call

The Company will host a conference call to discuss this release today, Friday, May 6, 2011 at 2:00 p.m. Eastern, 1:00 p.m. Central. To access the conference call, please contact the conference call operator at 877-878-2762, or 678-809-1005 for international calls, approximately 10 minutes prior to the scheduled start time, and ask for the TransAtlantic conference call. The pass code is 66050621. A replay will be available until 11:59 p.m. Eastern on May 13, 2011. The number for the replay is 800-642-1687, or 706-645-9291 for international calls, and the pass code is 66050621.

An enhanced webcast of the conference call and replay will be provided by Shareholder.com and will be available through the Company’s web site. To access the conference call and replay, click on “Investors,” select “Events,” and click on “Webcast” found below the event listing.

About TransAtlantic

TransAtlantic Petroleum Ltd. is a vertically integrated, international energy company engaged in the acquisition, development, exploration, and production of crude oil and natural gas. The Company holds interests in developed and undeveloped oil and gas properties in Turkey, Morocco, Bulgaria and Romania. The Company owns its own drilling rigs and oilfield service equipment, which it uses to develop its properties in Turkey and Morocco. In addition, the Company’s drilling services business provides oilfield services and drilling services to third parties in Turkey and Iraq.

Forward-Looking Statements

This news release contains statements regarding the amendment of debt agreements, the payment of outstanding debt, the preparation and filing of statements, plans or reports, including financial statements, the Company’s expectations concerning the timing of such amendment of debt agreements, payment of outstanding debt and filing of statements, plans or reports, including financial statements, as well as future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions which may prove to be incorrect. In addition to other assumptions identified in this news release, assumptions have been made regarding, among other things, the ability of the Company to continue to develop and exploit attractive foreign initiatives.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include but are not limited to the continuing ability of the Company to operate effectively internationally, reliance on current oil and gas laws, rules and regulations, volatility of oil and gas prices, fluctuations in currency and interest rates, imprecision of resource estimates, the results of exploration, development and drilling, imprecision in estimates of future production capacity, changes in environmental and other regulations or the interpretation of such regulations, the ability to obtain necessary regulatory approvals, weather and general economic and business conditions. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Contact:	Malone Mitchell
Phone:	(214) 220-4323
Internet:	http://www.transatlanticpetroleum.com
Address:	5910 N. Central Expressway
Suite 1755
Dallas, Texas 75206